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                                                                 EXHIBIT 10(28)

                      Investment Banking Agreement Between
                 Hycor Biomedical Inc. and Schneider Securities

             FINANCIAL CONSULTING AND INVESTMENT BANKING AGREEMENT


         THIS AGREEMENT is made this 3rd day of December, 1998, by and between HYCOR BIOMEDICAL INC., a Delaware corporation having its principal office at 7272 Chapman Avenue, Garden Grove, California 92841 (the "Company"), and SCHNEIDER SECURITIES, INC., a Colorado corporation having an office at 1120 Lincoln Street, Suite 900, Denver, Colorado 80203 ("SSI").

         In consideration of the mutual premises contained herein and on the terms and conditions hereinafter set forth, the Company and SSI agree as follows:

1. PROVISION OF SERVICES. The Company hereby retains SSI to perform non-exclusive consulting services related to corporate finance and investment banking matters, and SSI hereby accepts such retention and shall undertake reasonable efforts to perform for the Company the duties described herein. In this regard, SSI shall devote such time and attention to the business of the Company as shall be determined by SSI, in its sole discretion.

         (a) SSI agrees, to the extent reasonably required in the conduct of the business of the Company, and at the Company's written request to SSI's Senior Vice President of Corporate Finance (or such other person designated by SSI), to place at the disposal of the Company its judgment and experience and to provide business development services to the Company including the following:

               (i) advice with regard to stockholder relations and public relations matters, and

               (ii) evaluation of financial matters and assistance in financial arrangements and/or transactions.

         (b) SSI agrees to prepare and disseminate, or cause the preparation and dissemination of, a "Corporate Profile" and/or "Research" report in compliance with applicable state and federal securities laws, within ninety (90) days of the date hereof. SSI shall, at its sole discretion, use reasonable efforts to keep the Corporate Profile current for two years.

         (c) At SSI's request, the Company will provide "due diligence" presentations to Registered Representatives of SSI and other brokerage firms. SSI agrees to use reasonable efforts to arrange such meetings.

         (d) Notwithstanding the foregoing, SSI shall provide services to the Company in connection with mergers, acquisitions, consolidations, joint ventures and similar corporate finance transactions; however, for each such transaction or transactions, SSI and the Company will formalize their arrangement in a separate agreement at the time service is provided.

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         (e) SSI shall use reasonable efforts in furnishing advice
recommendations, and for this purpose SSI shall at all times maintain or keep and make available qualified personnel or a network of qualified outside professionals for the performance of its obligations under this Agreement. To the extent reasonably practicable, SSI shall so use its own personnel rather than outside professionals.

2. TERM. SSI's retention hereunder shall be for a term of two (2) years commencing on the date of this Agreement. Except as provided for in paragraph 8 below, this Agreement may be terminated by either party upon sixty (60) days prior written notice.

3. COMPENSATION. In consideration for the services provided by SSI hereunder, the Company shall pay to SSI the sum of $25,000 in cash or readily available funds and shall issue to SSI a warrant (the "Warrant") to purchase up to 150,000 shares of the common stock of the Company (the "Underlying Common Stock") at a per share price of $1.4375 (the "Strike Price"). The Warrant, which shall be transferable upon notice of exercise, shall be issued to SSI in the form of a warrant agreement (the "Warrant Agreement") which shall be in form and content satisfactory to SSI and the Company. The Warrant Agreement shall provide, among other provisions, that the Warrant shall be immediately exercisable by SSI, subject to the following conditions and limitations:

         (a) The Warrant shall expire four (4) years from the date of this Agreement (the "Expiration Date").

         (b) SSI shall be permitted to exercise the Warrant and purchase up to 75,000 shares of the Underlying Common Stock once the closing market price for the Company's common stock has achieved a per share price of $4.00 or higher for five (5) consecutive trading days.

         (c) SSI shall be permitted to exercise the Warrant and purchase an additional 75,000 shares of the Underlying Common Stock once the closing market price for the Company's common stock has achieved a per share price of $5.00 or higher for five (5) consecutive trading days.

         (d) In the event that the per share price of the Company's common stock does not reach $4.00 or higher for five (5) consecutive trading days prior to the second anniversary date of the Warrant Agreement, then the Warrant shall expire and SSI shall have no right to exercise the Warrant thereafter. In the event that the per share price of the Company's common stock reaches $4.00, but does not reach $5.00 or higher for five (5) consecutive trading days prior to the second anniversary date of the Warrant Agreement, then the Warrant Agreement shall remain in effect until the Expiration Date; however, SSI shall only be entitled to exercise the Warrant up to a maximum of 75,000 shares.

         (e) Anti-dilution provisions for stock dividends, splits, mergers, sale of substantially all of the Company's assets, sale of stock at below the then current exercise price of the Warrant, except for sale of stock pursuant to the Company's Stock Option Plan(s).

         (f) In lieu of any cash payment required by SSI in connection with the exercise of the Warrant, the holder(s) of the Warrant shall have the right at any time and from time to time, to

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exercise the Warrant in full or in part by surrendering the Warrant Agreement and/or Certificates as payment of the aggregated Strike Price. The number of shares of Underlying Common Stock to be issued upon exercise shall be determined by multiplying the number of the shares of common stock within the Warrant to be exercised by an amount equal to the market price per share less the Strike Price, and then dividing the product thereof by the market price per share. Solely for the purposes of this paragraph, market price shall be calculated as the average of the market prices for each of the five (5) trading days preceding the date notice is given that the holder(s) intend(s) to exercise the Warrant.

         (g) The Company will reserve and at all times have available a sufficient number of shares of its common stock to be issued upon the exercise of the Warrant. Furthermore, the Company shall instruct its transfer agent to accept a customary Rule 144 opinion letter from any attorney (not just an opinion from the Company's counsel), with knowledge and experience in securities matters, representing SSI or any of its employees or agents that are holders of the Warrant.

         (h) During the term of the Warrant Agreement, the Company shall, subject to the conditions listed below, grant "piggy back" registration rights to include the shares of the Underlying Common Stock in any registration statement filed by the Company under the Securities Act of 1933 relating to an underwriting of the sale of shares of common stock or other security of the Company. In the event that the Company grants registration rights to any other stockholder on terms and conditions that SSI deems to be more favorable than those granted hereunder, the Company shall grant the same rights to SSI. Furthermore, in the event that the Company grants registration rights to any other stockholder, the Company shall issue written notice thereof to SSI at least ten (10) business days prior to the date that the Company files any such registration statement.

4. EXPENSES. The Company agrees to reimburse SSI for reasonable out of pocket expenses incurred by SSI in connection with the services rendered by SSI hereunder, including but not limited to SSI's due diligence activities with respect to the Company. Any such expenses exceeding $1,000 shall require the prior approval of the Company.

5. INDEMNIFICATION. The Company agree to indemnify and hold harmless SSI and its affiliates, the respective directors, officers, partners, agents and employees and each other person, if any, controlling SSI or any of its affiliates (collectively the "SSI Parties") from all losses, claims, damages, liabilities and expenses incurred by them (including attorney's fees and disbursements) that result from any violations of securities laws or rules or any untrue statements made or any statements omitted to be made in connection with securities related matters by the Company, its agents or employees. SSI will indemnify and hold harmless the Company and the respective directors, officers, agents and employees of the Company (the "Company Parties") from and against all losses, claims, damages, liabilities and expenses that result from malfeasance, or gross negligence in the performance of SSI's duties hereunder. Each person or entity seeking indemnification hereunder shall promptly notify the Company, or SSI as applicable, of any loss, claim, damage or expense for which the Company or SSI as applicable, may become liable pursuant to this Section 5. Neither party shall pay, settle or acknowledge liability under any such claim without the written consent of the party liable for indemnification, and shall permit the Company or SSI as applicable a reasonable opportunity to cure any underlying problem or to

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mitigate damages. The scope of this indemnification between SSI and the Company shall be limited to, and pertain only to certain transactions contemplated or entered into pursuant only to this Agreement.

The Company or SSI, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification within fifteen (I5) days of notice of the claim.

STATUS OF SSI AS CONSULTANT AND CONFIDENTIALITY OBLIGATIONS. SSI shall at all times be an independent contractor of the Company and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company. Any information obtained by SSI from the Company during the term of this Agreement, which information is not readily available from other sources, shall be maintained by SSI on a confidential basis and shall not be disclosed to third parties, without the prior written consent of the Company. For purposes of this Agreement, third parties are defined to exclude all officers, directors, employees, agents and/or contractors of SSI.

7. OTHER ACTIVITIES OF SSI. The Company recognizes that SSI now renders and may continue to render financial consulting, management, investment banking and other services to other companies that may or may not conduct business and activities similar to those of the Company. SSI shall be free to render such advice and other services and the Company hereby consents thereto. SSI shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes, in its sole discretion.

8. OTHER COVENANTS OF THE COMPANY. The Company covenants, promises and agrees that:

         (a) it shall, for a period of at least two (2) years from the date of this Agreement, provide SSI at least thirty (30) days prior written notice of the proposed sale of any securities of the Company in a "Regulation S" or "Regulation D" offering. Such notice shall specify the type of securities to be offered, the purchase price thereof, the terms and conditions of the offering and the proposed offering date. SSI shall be entitled to immediately terminate this Agreement and retain all of the compensation set forth herein, including the Warrants which shall immediately vest and become exercisable without regard to the provisions set forth in paragraph 3(b)-(d) above, without offset and with no further liability to the Company, in the event that, during the term of this Agreement, the Company completes a sale of its securities pursuant to a Regulation D or S offering, without SSI's prior written consent thereto; and

         (b) during the term of this Agreement, the Company shall furnish SSI with copies of its annual, quarterly and proxy filings with the SEC, immediately upon the Company's completion thereof.

9. CONTROL. Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation or By-Laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the affairs of the Company.

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10. PUBLIC DISCLOSURE REQUIREMENT. Within ten (10) business days of the final execution of this Agreement, the Company shall cause the release of a public announcement which sets forth, in pertinent part, a description of this Agreement, including without limitation, the name of SSI, the nature of the services to be provided hereunder by SSI and the compensation paid to it in connection herewith. Additionally, for so long as this Agreement is in effect, the Company shall include a description of this Agreement in its quarterly and/or annual filings with the Securities and Exchange Commission. At least three (3) business days prior to the dissemination of any such public announcement or filing containing the above required description, the Company shall submit to SSI, for its review and comment, the proposed public announcement or description. SSI shall thereafter have three (3) business days within which to submit its editions or amendments to the public announcement and/or description for inclusion therein, which editions and amendments shall be incorporated in the final version disseminated by the Company, unless, in the reasonable judgment of counsel to the Company, such editions or amendments cannot be incorporated.

11. NOTICES. Any notices hereunder shall be sent to the Company and SSI at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

12. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior discussion, agreements and understandings between them with respect thereto. This Agreement may not be modified except in a writing signed by the parties.

13. JURISDICTION AND VENUE. This Agreement has been made in the State of Colorado and shall be governed by and construed in accordance with the laws thereof without regard to principles of conflict of laws. Any proceeding commenced by either party to enforce or interpret any provision of this Agreement shall be brought in the City and County of Denver, Colorado. The Company hereby submits to the jurisdiction of the courts of the State of Colorado, including the federal courts, for such purposes.

14. NO ASSIGNMENT. Neither this Agreement nor the rights of either party hereunder shall be assigned by either party without the prior written consent of the other party.

15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. NON-COMPLIANCE. If any provision of this Agreement conflicts with any law, rule or regulation of any federal, state or self-regulatory organization, including the Securities and Exchange Commission, the blue-sky laws of any state, the National Association of Securities Dealers, Inc., or any other governmental authority having jurisdiction over the activities or services described herein, then in that event, the Company and SSI shall amend this Agreement to bring any affected provision into compliance with such regulations.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

SCHNEIDER SECURITIES, INC.              HYCOR BIOMEDICAL INC.



/s/ Thomas J. O'Rourke                  /s/  J. David Tholen
-----------------------                 ------------------------
By:  Thomas J. O'Rourke                 By:  J. David Tholen
Its: President                          Its: President and Chief
                                             Executive Officer